UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Digital World Acquisition Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Digital World Acquisition Corp. Announces Filing of Definitive Extension Proxy Statement and Reminds Stockholders to Vote in Favor of Extension Amendment Ahead of Special Meeting

Miami, FL, August 25, 2022 — Digital World Acquisition Corp. (Nasdaq: DWAC) (“Digital World” or the “Company”) today announced the filing of a definitive proxy statement (the “Extension Proxy Statement”), to hold a special meeting of stockholders (the “Special Meeting”) to amend the Company’s charter (the “Extension Amendment”) to extend the period of time for the Company to complete a business combination (the “Extension”) up to four times, each by an additional three months, for an aggregate of 12 additional months (i.e. from September 8, 2022 up to September 8, 2023) or such earlier date as determined by the board of directors (the “Extended Date”).

The Special Meeting to approve the Extension Amendment will be held virtually at 12:00 p.m. Eastern Time on September 6, 2022 and can be accessed by visiting https://www.cstproxy.com/dwacspac/ext2022. The Company encourages its stockholders to vote in favor of the Extension Amendment. Votes will be accepted up to and during the Special Meeting.

The Company’s stockholders of record at the close of business on the record date, August 12, 2022, are entitled to vote the shares of common stock of Digital World owned by them at the Special Meeting. Every stockholder’s vote is important, regardless of the number of shares held, and the Company requests the prompt submission of votes. The Company is requesting stockholders of record at the close of business on August 12, 2022 to vote before 12:00 p.m. on September 6, 2022.

The simplest and quickest way for stockholders of record to cast their votes is via telephone between 9:00 a.m. and 9:00 p.m. Eastern Time, by calling (866) 894-0536. They will be asked to confirm their name and mailing address. Stockholders may also vote online at www.cstproxyvote.com, or by mail, simply by following the instructions on their provided proxy card. If the shares are held in an account at a brokerage firm or bank, stockholders must instruct their respective broker or bank how to vote the shares, or the stockholders may cast their vote online at www.cstproxyvote.com by obtaining a proxy from the respective brokerage firm or bank.

If stockholders have any questions or need assistance with voting, please call the Company’s proxy solicitor, Saratoga Proxy Consulting LLC, at (888) 368-0379 or by email at info@saratogaproxy.com.

About Digital World

Digital World (Nasdaq: DWAC) is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Additional Information and Where to Find It

Digital World urges investors, stockholders and other interested persons to read the definitive proxy statement dated August 25, 2022 (the “Extension Proxy Statement”), as well as other documents filed by Digital World with the Securities and Exchange Commission (the “SEC”), because these documents contain important information about Digital World and the Extension. The Extension Proxy Statement is being mailed to stockholders of Digital World as of a record date of August 12, 2022, on or about August 25, 2022. Stockholders may obtain copies of the Extension Proxy Statement, without charge, at the SEC’s website at www.sec.gov or by directing a request to: info@dwacspac.com.

Participants in Solicitation

Digital World and its directors, executive officers and other members of their management and employees may be deemed to be participants in the solicitation of proxies of Digital World stockholders in connection with the Extension. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Digital World’s directors and officers in the Extension Proxy Statement, which may be obtained free of charge from the sources indicated above.

Non-Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Extension and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Digital World, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, uncertainties relating to Digital World’s stockholder approval of the Extension, Digital World’s inability to complete an initial business combination within the required time period, and other risks and uncertainties indicated from time to time in filings with the SEC, including Digital World’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 under the heading “Risk Factors,” the Extension Proxy Statement under the heading “Risk Factors” and other documents Digital World has filed, or to be filed, with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Digital World expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Digital World’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.